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EXHIBIT 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Castle Brands Inc. of our report dated March 4, 2006 with respect to the consolidated financial statements and schedules of Castle Brands Inc. included in the Prospectus dated April 5, 2006, filed in connection with its Registration Statement on Form S-1 (No. 333-128676), filed with the Securities and Exchange Commission.



New York, New York
April 24, 2006